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EXHIBIT 23.3

                    CONSENT OF COHN HANDLER & CO.


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated May 22, 1997, on our audit of the financial statements of Susan Burrowes, Ltd. as of February 28, 1997, and for the year then ended, which report appears in Form 8-K/A of American CinemaStores Inc. (now known as Apparel Technologies, Inc.) dated July 14, 1997. We also hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement.




/s/ COHN HANDLER & CO.,
An Accountancy Corporation
Los Angeles, California
March 2, 1998